UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 12, 2014
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information sets forth the consolidated financial results of Acadia Realty Trust and subsidiaries (the “Company”) for the quarter and year ended December 31, 2013. All per share amounts set forth below are on a fully diluted basis. The Company's core portfolio ("Core Portfolio") as discussed below is comprised of properties that are owned in whole or in part by the Company other than those it owns through its opportunity fund platform (the "Funds").

Earnings

•	Funds from operations (“FFO”) of $0.27 per share for the fourth quarter and $1.20 for the full year, net of $0.04 of non-cash executive retirement and $0.06 of acquisition related costs for the year

•	Full year 2013 FFO per share represents a 15% increase over 2012 FFO of $1.04

•	Earnings per share (“EPS”) from continuing operations of $0.14 for the fourth quarter and $0.61 for the full year

Dividend Increase

•	The Company increased its quarterly dividend 9.5%, from $0.21 to $0.23 for the fourth quarter 2013. This follows a 17% increase which was effective for the quarter ended March 31, 2013

Core Portfolio - $221 Million of Acquisitions and Strong Portfolio Performance

•	During and subsequent to the fourth quarter, the Company closed on $100.0 million of acquisitions

•	Including the above activity, the Company acquired $220.9 million of street retail properties located in Chicago, Manhattan and Washington D.C. for the full year 2013

•	Additional current pipeline under contract of $92.1 million

•	Same store net operating income (“NOI”) for the fourth quarter up 4.3% compared to 2012 and up 7.2% on a year-to-date basis

•	December 31, 2013 portfolio occupancy of 95.2%; 97.1% including leased space not yet occupied

•	In connection with Core Portfolio recycling activities, sold an A&P supermarket-anchored shopping center for $18.4 million during the fourth quarter

Fund Platform - Fund IV Completes Acquisitions, Fund II Monetization Continues

•	During 2013, Acadia Strategic Opportunity Fund IV LLC ("Fund IV") closed on $123.2 million in new acquisitions, including $57.3 million during the fourth quarter

•	During the fourth quarter, Acadia Strategic Opportunity Fund II, LLC ("Fund II") completed the sale of Fordham Place and Pelham Manor Shopping Plaza for $192.4 million

Fourth Quarter and Full Year 2013 Operating Results

FFO for the quarter and year ended December 31, 2013 was $15.1 million and $67.2 million, respectively, up from $14.7 million and $48.8 million for the quarter and year ended December 31, 2012.

FFO for the quarter ended December 31, 2013 of $0.27 per share included $0.04 of non-cash retirement and $0.02 of acquisition related costs and compares to $0.29 for the quarter ended December 31, 2012. FFO of $1.20 for the year ended December 31, 2013 includes an additional $0.04 of acquisition related costs and represents a 15% increase over 2012 of $1.04.

Net Income from Continuing Operations for the quarter and year ended December 31, 2013 was $7.6 million and $34.0 million, respectively, as compared to $8.4 million and $23.6 million for the quarter and year ended December 31, 2012.

EPS from continuing operations for the quarter and year ended December 31, 2013 was $0.14 and $0.61, respectively, as compared to $0.17 and $0.51 for the same periods for 2012.

The primary driver behind 2013 earnings growth was income from new investments and Core Portfolio re-anchorings. This was partially offset by 2013 non-cash executive retirement costs and a non-recurring gain in 2012 relating to the receipt of property casualty insurance proceeds in excess of carrying costs.

Refer to the Financial Highlights below for further detail on operating results and additional disclosures related to FFO.

Core Portfolio - Closes on $221 Million of Street Retail in Chicago, Manhattan and Washington D.C.; Strong Operating Results

Fourth Quarter Acquisitions in Manhattan and Chicago; Sells A&P Anchored Shopping Center

During and subsequent to the fourth quarter, the Company closed on four previously announced Core Portfolio acquisitions for an aggregate purchase price of $100.0 million. These acquisitions, combined with those previously announced earlier during 2013, account for $220.9 million of Core Portfolio acquisitions for the year.

In addition, the Company has an additional $92.1 million of Core Portfolio acquisitions currently under contract. Although the Company anticipates completing these closings during the first quarter of 2014, these transactions are subject to customary closing conditions, including lender approval for the assumption of existing mortgage debt, and, as such, no assurance can be given that the Company will successfully complete these acquisitions.

Details of the fourth quarter acquisitions are as follows:

New York

120 West Broadway - During December, the Company purchased the master lease for the retail portion of this cooperative located in the Manhattan neighborhood of Tribeca for $37.0 million. The building has 14,000 square feet of retail space with frontage on West Broadway, Hudson, Duane and Reade Streets. The property is anchored by high quality tenants including HSBC and Citibank. The Company acquired the asset off-market as part of a private negotiation and funded its investment primarily with Operating Partnership Units.

868 Broadway - The Company acquired this retail condominium unit for $13.5 million during December. The 2,000 square foot retail asset is located just north of Union Square in Manhattan’s prime Midtown-South submarket, and is 100% leased to Dr. Martens, a 50 year old British footwear and apparel brand.

313-315 Bowery - Additionally, during December, the Company purchased a long-term leasehold interest in this 7,900 square foot street retail property for $5.5 million. The property is currently occupied by John Varvatos and Patagonia and is located in the heart of the Bowery corridor.

Chicago

11 East Walton Street - During the fourth quarter, the Company entered into a contract to acquire approximately 6,700 square feet of luxury retail space at the base of the Waldorf Astoria Chicago, formerly the Elysian Hotel, for $44.0 million. The property is located at the corner of Rush and Walton Streets, proximate to several prior Company acquisitions, and is 100% occupied by Marc Jacobs, Saint Laurent and Perchance Boutique. The Company closed on this acquisition during January 2014.

Same-Store NOI and Occupancy

Core Portfolio same-store NOI increased 7.2% year-to-date and 4.3% for the fourth quarter of 2013 as compared to the same periods in 2012.

At December 31, 2013, the Company's Core Portfolio was 95.2% occupied and 97.1% leased when including space leased but not yet occupied. This was up from 94.0% occupied and 95.7% leased as of September 30, 2013.

Rent Spreads on New and Renewal Leases

The Company realized an increase in average rents on a GAAP basis, which includes the effect of the straight-lining of rents, of 18.3% on 340,000 square feet of new and renewal leases executed during the year ended December 31, 2013. On a contractual rent basis, which excludes straight-line rent, the Company experienced an increase of 6.8% in average rents for these same leases. For the fourth quarter of 2013, the Company realized an increase in average rents of 9.9% on a GAAP basis and 4.4% on a cash basis.

Core Portfolio Asset Recycling

During the fourth quarter, the Company completed the sale of the A&P Shopping Center located in Boonton, New Jersey for $18.4 million. The Company purchased a 60% interest in this property during 2006 for $8.4 million, consisting of $3.2 million of cash and its $5.2 million share of the existing mortgage debt.

Structured Financing Portfolio

As of December 31, 2013, the Company’s structured financing portfolio totaled $126.7 million. During the year ended December 31, 2013, the portfolio, excluding those investments in the Funds, increased a net $27.7 million. This was a result of the origination of $45.0 million in new notes and preferred equity investments, offset by $17.3 million of repayments.

Of the year-end outstanding balance, $7.2 million was repaid during January 2014 and $38.0 million is anticipated to be converted into an equity investment during the first quarter of 2014, following which, the remaining balance of the portfolio will be $81.5 million.

Fund Platform - 2013 Year-to-date Acquisitions totaling $123.2 Million; Continued Monetization of Fund II Assets

Fund IV New Investments

During the fourth quarter 2013, consistent with its location-driven acquisition strategies, Fund IV invested in two street retail value-add assets and one opportunistic, high-yield property.

1151 Third Avenue - During October, Fund IV completed the acquisition of this street retail property in Manhattan located on the northeast corner of 67th Street and Third Avenue for a purchase price of $18.0 million. This 12,300 square foot property is currently occupied by Lucky Brand Jeans and Flywheel.

938 W. North Avenue - During November, Fund IV, in partnership with an unaffiliated entity, completed the acquisition of 938 W. North Avenue, located in Chicago for $20.0 million. This 33,000 square foot street retail property located on the northeast corner of North Avenue and Sheffield Road in the Lincoln Park neighborhood of Chicago is currently occupied by Sephora and Restoration Hardware and includes an underground parking garage.

Lake Montclair - During October, Fund IV completed the opportunistic acquisition of a 106,000 square foot Food Lion anchored property located in Prince William County, Virginia, for a purchase price of $19.3 million.

Fund II Continued Monetization

During the fourth quarter, Fund II completed the disposition of Fordham Place and the retail portion of the Pelham Manor Shopping Plaza for a combined sales price of $192.4 million. The Fund developed these properties in connection with its New York Urban/Infill Redevelopment Initiative.

Balance Sheet - Achieving Growth While Maintaining Low Leverage

•	Issued $114.3 million of new equity at an average net share price of $26.92 during 2013 to fund Core Portfolio and Fund acquisition activities

•
During the fourth quarter, the Company amended its $150.0 million unsecured credit facility, which it closed on in January 2013 to include an additional $50.0 million term loan. The term loan bears interest at rates which vary from LIBOR plus 140 basis points to LIBOR plus 215 basis points depending on the level of the Company’s leverage.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
Revenues	2013	2012	2013	2012

Rental income	$ 32,633	$ 22,947	$ 122,730	$ 84,002
Interest income	2,535	1,900	11,800	8,027
Expense reimbursements	7,394	6,500	28,373	20,433
Other property income	1,479	469	2,299	1,070
Management fee income	62	—	122	1,455
Other income	—	—	2,962	—
Total revenues	44,103	31,816	168,286	114,987
Operating expenses
Property operating	8,375	7,311	25,631	21,329
Real estate taxes	4,973	4,217	20,922	16,387
General and administrative	8,292	4,586	25,555	21,223
Reserve for notes receivable	—	405	—	405
Depreciation and amortization	11,021	7,762	40,299	27,888
Total operating expenses	32,661	24,281	112,407	87,232

Operating income	11,442	7,535	55,879	27,755

Equity in earnings (losses) of unconsolidated affiliates	5,108	(750)	12,382	1,579
Loss on extinguishment of debt	(765)	(198)	(765)	(198)
Gain on involuntary conversion of asset	—	2,368	—	2,368
Impairment of asset	—	—	(1,500)	—
Interest expense and other finance costs	(9,668)	(5,996)	(39,474)	(22,811)
Income from continuing operations before income taxes	6,117	2,959	26,522	8,693
Income tax benefit (provision)	38	1,698	(19)	574
Income from continuing operations	6,155	4,657	26,503	9,267

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating income from discontinued operations	1,424	4,216	6,818	12,007
Impairment of asset	(6,683)	—	(6,683)	—
Loss on extinguishment of debt	(800)	(2,541)	(800)	(2,541)
Gain on sale of properties	14,611	62,618	18,802	71,203
Income from discontinued operations	8,552	64,293	18,137	80,669
Net income	14,707	68,950	44,640	89,936
Loss (income) attributable to noncontrolling interests:
Continuing operations	1,420	3,783	7,523	14,352
Discontinued operations	(3,877)	(51,457)	(12,048)	(64,582)
Net (income) attributable to noncontrolling
interests	(2,457)	(47,674)	(4,525)	(50,230)

Net income attributable to Common Shareholders	$ 12,250	$ 21,276	$ 40,115	$ 39,706

Income from continuing operations attributable to
Common Shareholders	$ 7,575	$ 8,440	$ 34,026	$ 23,619
Income from discontinued operations
attributable to Common Shareholders	4,675	12,836	6,089	16,087
Net income attributable to Common Shareholders	12,250	21,276	40,115	39,706

Less: Net Income attributable to participating securities	(189)	(417)	(685)	(783)
Net Income attributable to Common Shareholders - basic	$ 12,061	$ 20,859	$ 39,430	$ 38,923
Weighted average shares for basic earnings per share	55,576	50,046	54,919	45,854
Net Earnings per share - basic and diluted	$ 0.22	$ 0.42	$ 0.72	$ 0.85

Basic and diluted earnings per share - Continuing Operations [1]	$ 0.14	$ 0.17	$ 0.61	$ 0.51
Basic and diluted earnings per share - Discontinued Operations [1]	$ 0.08	$ 0.25	$ 0.11	$ 0.34

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 2

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income attributable to Common Shareholders	$ 12,250	$ 21,276	$ 40,115	$ 39,706

Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share):
Consolidated affiliates	7,607	6,782	28,752	23,090
Unconsolidated affiliates	702	426	2,680	1,581
Impairment of asset	—	—	1,500	—
Gain on sale (net of noncontrolling interests’ share):
Consolidated affiliates	(5,602)	(14,060)	(6,378)	(15,451)
Unconsolidated affiliates	—	—	—	(609)
Income attributable to noncontrolling interests’ in
Operating Partnership	141	241	470	510
Distributions - Preferred OP Units	6	4	22	18
Funds from operations	$ 15,104	$ 14,669	$ 67,161	$ 48,845
Funds from operations per share - Diluted
Weighted average Common Shares and OP Units [3]	56,572	51,150	55,954	46,940
Funds from operations, per share	$ 0.27	$ 0.29	$ 1.20	$ 1.04

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2013 and 2012
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 3

	For the Quarters ended		For the Years ended
	December 31,		December 31,
	2013	2012	2013	2012

Operating income	$ 11,442	$ 7,535	$ 55,879	$ 27,755

Add back:
General and administrative	8,292	4,586	25,555	21,223
Depreciation and amortization	11,021	7,762	40,299	27,888
Less:
Management fee income	(62)	—	(122)	(1,455)
Interest income	(2,535)	(1,900)	(11,800)	(8,027)
Straight line rent and other adjustments	(1,624)	3,008	(5,788)	2,815

Consolidated NOI	26,534	20,991	104,023	70,199

Noncontrolling interest in NOI	(8,367)	(6,596)	(33,856)	(19,370)
Pro-rata share of NOI	18,167	14,395	70,167	50,829
Operating Partnerships’ interest in Opportunity Funds	(1,314)	(1,467)	(5,342)	(4,212)
Operating Partnerships’ share of unconsolidated joint ventures [1]	711	1,004	2,792	6,113
NOI - Core Portfolio	$ 17,564	$ 13,932	$ 67,617	$ 52,730

Note:
[1] Does not include share of unconsolidated joint ventures within Opportunity Funds

SELECTED BALANCE SHEET INFORMATION
	As of
	December 31, 2013	December 31, 2012
	(dollars in thousands)

Cash and cash equivalents	$ 79,189	$ 91,813
Rental property, at cost	1,481,700	1,065,315
Total assets	2,264,957	1,908,440
Notes payable	1,039,997	613,181
Total liabilities	1,143,369	838,184

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2013 and 2012
(dollars and Common Shares in thousands, except per share data)

Notes:

1 Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

2 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

3 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted average 620 and 566 OP Units into Common Shares for the quarters ended December 31, 2013 and 2012, respectively and 618 and 604 OP Units into Common Shares for the years ended December 31, 2013 and 2012, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for each of the quarters and years ended December 31, 2013 and 2012. In addition, diluted FFO also includes the effect of 350 and 511 employee share options, restricted share units and LTIP units for the quarters ended December 31, 2013 and 2012, respectively and 392 and 456 employee share options, restricted share units and LTIP units for the years ended December 31, 2013 and 2012, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST (Registrant) Date: February 12, 2014 By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer